Exhibit 4.19

SHARE SUBSCRIPTION AND CAPITAL INCREASE AGREEMENT

Transferor (hereinafter “Party A”): JIANGXI DESUN ENERGY CO.,

LTD. Transferee (hereinafter “Party B”) PAKER TECHNOLOGY

LIMITED

The sino-foreign equity joint venture (Jiangxi Desun Energy Co., Ltd.) (the “Company”) is hereby jointly incorporated and established by Party A, the original investor, which contributed capital equivalent to RMB20,000,000 and Party B, which contributed capital equivalent to HK $10,000,000.

NOW THEREFORE, in accordance with Company Law of the People’s Republic of China and on the basis of amicable negotiations, both parties do reach the agreement in respect of the rights attached to the shares of the Company, subject to the terms and conditions set forth hereinafter and hereinbelow:

1.	Party A hereby agrees to transfer to Party B 34.9% shares of the Company (cashed in HK $ 10,000,000). After the share transfer, Party A holds 65.1% shares of the Company and Party B holds 34.9% shares of the Company, respectively.

2.	Party B agrees to purchase 34.9% shares of the Company with the consideration of HK $ 10,000,000.

3.	The credit and liability attached to the shares of the Company shall be borne and assumed by both parties according to their contributions from the date when Party B has contributed the capital to the registered capital and completed the capital verification. Party B shall exercise its entitled rights and perform its obligations in accordance with the joint venture contract, Articles of Association, and the Share Transfer and Capital Increase Agreement (this “Agreement”).

4.	This Agreement is in four copies. Party A, Party B, the department for examination and approval and the department for registration administration shall each keep one copy. All the copies have the same legal effect.

5.	This Agreement shall take effect after being signed and sealed by both parties.

SIGNED AND SEALED

BY AND ON BEHALF OF:

JIANGXI DESUN ENERGY CO., LTD.

By Party A (signature): /s/ Min Liang

SIGNED AND SEALED

BY AND ON BEHALF OF:

PAKER TECHNOLOGY LIMITED

By Party B (signature): /s/ Runsheng Xu

PAKER TECHNOLOGY LIMITED

Authorized Signature(s).

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